================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 GLIATECH INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                 Gliatich Logo

                            23420 Commerce Park Road
                             Cleveland, Ohio 44122
                           Telephone: (216) 831-3200

                                                                  April 13, 1998

Dear Gliatech Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Gliatech Inc., which will be held on Wednesday, May 20, 1998, at 11:00 a.m. at the Embassy Suites Hotel, 3775 Park East Drive, Beachwood, Ohio.

     This year, your Board of Directors is recommending that you elect two Directors for a three-year term and approve the appointment of the independent auditors of the Company for the current fiscal year.

     The Company has enclosed a copy of its 1997 Annual Report for the fiscal year ended December 31, 1997 with this notice of annual meeting of stockholders and proxy statement. If you would like another copy of the 1997 Annual Report, please contact Rodney E. Dausch, Secretary, at Gliatech Inc., 23420 Commerce Park Road, Cleveland, Ohio 44122, (216) 831-3200, and you will be sent one.

     Please read the enclosed information carefully before completing and returning the enclosed proxy card. Returning your proxy card as soon as possible will assure your representation at the meeting, whether or not you plan to attend. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                        Sincerely,

                                        /s/ Thomas O. Oesterling
                                        Thomas O. Oesterling, Ph.D.
                                        President and Chief Executive Officer

                                 Gliatech Logo

                            23420 Commerce Park Road
                             Cleveland, Ohio 44122

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 20, 1998

     The Annual Meeting of Stockholders of Gliatech Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 20, 1998, at 11:00 a.m. (the "Annual Meeting"), at the Embassy Suites Hotel, 3775 Park East Drive, Beachwood, Ohio for the purpose of:

     (1) Electing two Directors for a three-year term;

     (2) Approving the appointment of the independent auditors of the Company for the fiscal year ending December 31, 1998; and

     (3) Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 27, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                                        By Order of the Board of Directors

                                        /s/ Rodney E. Dausch
                                        Rodney E. Dausch
                                        Secretary
April 13, 1998

     The Company's 1997 Annual Report for the fiscal year ended December 31, 1997 is enclosed. The 1997 Annual Report contains financial and other information about the Company, but is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.

     EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                                 GLIATECH INC.
                            23420 Commerce Park Road
                             Cleveland, Ohio 44122

                                PROXY STATEMENT

                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                ON MAY 20, 1998

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Gliatech Inc., a Delaware corporation (the "Company"), of proxies to be used at the annual meeting of stockholders of the Company to be held on May 20, 1998 (the "Annual Meeting"). This Proxy Statement and the related proxy card are being mailed to stockholders commencing on or about April 13, 1998.

     If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. In addition, the proxy may be revoked at any time prior to its exercise either by giving written notice to the Company or by submission of a later-dated proxy.

     Stockholders of record of the Company at the close of business on March 27, 1998, will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 7,601,273 shares of common stock, $0.01 par value per share (the "Common Stock"). A list of such holders will be open to the examination of any stockholders, for any purpose germane to the meeting, at the place of the Annual Meeting for a period of ten days prior to the meeting. Each share of Common Stock is entitled to one vote. At the Annual Meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the vote of the stockholders. The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. Properly executed proxies marked "abstain" as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes"), will be considered "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting.

     The two nominees for Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy shall be elected. Consequently, any shares of Common Stock present in person or by proxy at the Annual Meeting, but not voted for any reason have no impact in the election of Directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number of votes. All other matters to be considered at the Annual Meeting require for approval the favorable vote of a majority of shares voted at the meeting in person or by proxy. Stockholders have no right to cumulative voting as to any matter, including the election of Directors. If any proposal at the Annual Meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under Delaware law and therefore such abstentions have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval.

     The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted: (i) for the nominees for Director named in this Proxy Statement; (ii) for approval of the appointment of Ernst & Young LLP, as independent auditors; and (iii) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters which properly come before the Annual Meeting.

                             ELECTION OF DIRECTORS

     The Company's Second Restated Certificate of Incorporation provides that the Board of Directors will be divided into three classes of Directors to be as nearly equal in number of Directors as possible. At each annual stockholders' meeting, Directors are elected for a term of three years and hold office until their successors are elected and qualified or until their earlier removal or resignation. Class I currently consists of Allen H. Ford, Theodore E. Haigler, Jr. and Ronald D. Henriksen and their current term of office will expire at the 1999 annual meeting of stockholders. Class II consists of Irving S. Shapiro and John L. Ufheil and their current term of office will expire at the 2000 annual meeting of stockholders. Class III consists of Thomas O. Oesterling, Ph.D. and Robert P. Pinkas and their current term of office will expire at this Annual Meeting. All non-employee Directors receive reimbursements for any and all out-of-pocket expenses incurred in connection with attending each Board of Directors meeting or committee meeting and prior to November 1997 stock options to purchase 4,000 shares of Common Stock upon election as a Director and an annual award of stock options to purchase 4,000 shares of Common Stock after each annual meeting. In November 1997, the Company amended the 1995 Nonemployee Director Stock Option Plan to provide for stock options to purchase 8,000 shares of Common Stock upon election as a Director and an annual award of stock options to purchase 8,000 shares of Common Stock after each annual meeting.

     At the Annual Meeting, two Directors are to be elected to hold office, each for a term of three years and until his successor is elected and qualified. The Board of Directors recommends that its two nominees for Director be elected at the Annual Meeting. The nominees are Thomas O. Oesterling, Ph.D. and Robert P. Pinkas. Dr. Oesterling and Mr. Pinkas have served as Directors of the Company since 1989 and 1988, respectively. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), the proxies will be voted for the election of such other person as a Director as the Board of Directors may recommend.

     Information regarding the nominees and continuing Directors of the Company is set forth below:

                NAME                   AGE                    POSITION(S)
                ----                   ---                    -----------
Robert P. Pinkas (1)                    44    Chairman of the Board and Treasurer
Thomas O. Oesterling, Ph.D.             60    President, Chief Executive Officer and
                                              Director
Allen H. Ford (2)                       69    Director
Theodore E. Haigler, Jr. (2)            73    Director
Ronald D. Henriksen (1)                 58    Director
Irving S. Shapiro (2)                   81    Director
John L. Ufheil (1)                      64    Director

---------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

DIRECTOR NOMINEES

     THOMAS O. OESTERLING, PH.D. has served as President, Chief Executive Officer and a Director of the Company since June 1989. From 1984 to 1986, he was Senior Vice President Research and Development of Collaborative Research, Inc., a manufacturer of diagnostic reagents for genetic research and testing, and from 1986 to 1989, he was President. Prior to 1984, Dr. Oesterling had 18 years of experience in pharmaceutical and medical management and research and development for the Upjohn Company, Johnson & Johnson, and Mallinckrodt Inc.

     ROBERT P. PINKAS has served as Chairman of the Board of Directors since 1988 and served as Secretary of the Company from 1988 until August 1995. He became Treasurer of the Company in August 1995. Mr. Pinkas is the founding general partner of Brantley Venture Partners, a venture capital firm formed in 1987. He is also a director of Pediatric Services of America, Inc., Quad Systems Corporation, Brantley Capital Corporation, Waterlink, Inc. and Medirisk, Inc.

CONTINUING DIRECTORS

     ALLEN H. FORD has served as a Director of the Company since 1988. Mr. Ford has been an independent management consultant since his retirement in 1986. Mr. Ford is also a director of First Union Real Estate Investments and Parker-Hannifin Corporation.

     THEODORE E. HAIGLER, JR. has served as Director of the Company since May 1996. Mr. Haigler has been an independent management consultant since his retirement in 1989. From 1986 until his retirement in 1989, he served as President, Chief Executive Officer and director of Burroughs Wellcome Co., a pharmaceutical company, and director of Wellcome plc, London, England. Mr. Haigler is also a director of FAC Realty Trust Inc.

     RONALD D. HENRIKSEN has served as a Director of the Company since May 1997. In April 1996, Mr. Henriksen became Chief Executive Officer of Itasca Ventures LLC, a medical technology company. From March 1993 through December 1995, he was the President and Chief Executive Officer of Khepri Pharmaceuticals, a development stage biotechnology company. From 1970 to March 1993, he held a series of managerial and executive positions, including Director of Business Development, at Eli Lily and Company, a pharmaceutical company. Mr. Henriksen currently serves as a Director of QLT Phototherapeutics.

     IRVING S. SHAPIRO has served as a Director since December 1993. Mr. Shapiro has been Of Counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom in Wilmington, Delaware since 1990 and from 1981 to 1989 was a partner of that firm. He served as Chairman and Chief Executive Officer of E.I. du Pont de Nemours & Company, a manufacturer of chemicals and other materials, from 1974 to 1981. Mr. Shapiro currently serves as director of J.P. Morgan Florida, FSB, Pediatric Services of America Inc. and Sola International Inc.

     JOHN L. UFHEIL has served as a Director of the Company since May 1993. From April 1990 until his retirement in May 1994, he served as Chairman, President and Chief Executive Officer of Celgene Corporation, a biotechnology company.

COMMITTEES AND DIRECTORS MEETINGS

     The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

     The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the appointment of the Company's independent auditors. The Audit Committee discusses with the Company's management and the Company's independent auditors the overall scope and specific plans for the audit. The Audit Committee meets annually with the Company's senior management and independent auditors to discuss the results of the auditors' examination and the Company's financial reporting. The Audit Committee held one meeting in fiscal 1997.

     The Compensation Committee oversees all matters relating to human resources of the Company and administers (i) all stock option or stock-related plans and, in connection therewith, all awards of options and performance units to employees pursuant to any such stock option or stock related plan; (ii) all bonus plans; and (iii) all compensation of the Chief Executive Officer and President of the Company. The Compensation Committee held one meeting in fiscal 1997.

     The Board of Directors held five meetings in fiscal 1997. With the exception of Messrs. Ford and Haigler, all of the Directors attended at least seventy-five (75%) of the total meetings held by the Board of Directors and by the committees on which they served in fiscal 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The members of the Company's Compensation Committee are Robert P. Pinkas, Chairman, Ronald D. Henriksen and John L. Ufheil. Except for Mr. Pinkas, no officers or employees of the Company serve on the

Compensation Committee. Although Mr. Pinkas is Treasurer of the Company, he receives no compensation for holding such position. See "Compensation Committee Report on Executive Compensation."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     On December 30, 1997, Messrs. T. Oesterling, R. Dausch, J. Schoeler and M. Zupon received options to purchase shares of Common Stock as part of bonus compensation for fiscal 1997. Dr. Oesterling received options to purchase 10,800 shares and Messrs. Dausch, Schoeler and Dr. Zupon each received options to purchase 4,500 shares. On December 30, 1997, Messrs. J. Ufheil and R. Henriksen received options to purchase 2,000 and 3,000 shares of Common Stock, respectively, pursuant to the 1992 Director's Stock Option Plan. Each of the above described option grants were reportable to the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934. The Form 4s to report each of such option grants were not filed in a timely manner due to an administrative oversight. Each option grant was subsequently reported on a Form 5.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of February 12, 1998 (except as otherwise noted) as to the security ownership of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the voting securities of the Company and the security ownership of equity securities of the Company by each of the Directors of the Company, and each of the executive officers named in the Summary Compensation Table, and all Directors and executive officers as a group. Except as otherwise noted, all information with respect to beneficial ownership has been furnished by the respective Director, executive officer or person beneficially owning five percent or more of the Common Stock, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").

                                                                         PERCENTAGE OF
                                             AMOUNT AND NATURE             SHARES OF
          NAME AND ADDRESS OF             OF BENEFICIAL OWNERSHIP         COMMON STOCK
           BENEFICIAL OWNER                   OF COMMON STOCK          BENEFICIALLY OWNED
          -------------------             -----------------------      ------------------
State of Wisconsin Investment                      711,000                    9.6%
  Board(1).............................
  P.O. Box 7842
  Madison, Wisconsin 53707
Morgenthaler Venture Partners II &                 641,818                    8.7%
  III(2)...............................
  700 National City Bank Building
  Cleveland, Ohio 44114
Brantley Venture Partners(3)...........            525,608                    7.1%
  20600 Chagrin Boulevard
  Cleveland, Ohio 44122
Robert P. Pinkas(3)....................            525,608                    7.1%
Thomas O. Oesterling, Ph.D.(4).........            229,319                    3.1%
Allen H. Ford(5)(6)....................             46,986                       *
Theodore E. Haigler, Jr.(7)............              1,320                       *
Ronald D. Henriksen....................                  0                       *
Irving S. Shapiro(8)...................             11,187                       *
John L. Ufheil(9)......................             11,187                       *
Rodney E. Dausch(10)...................             45,816                       *
Jon D. Schoeler(11)....................             16,977                       *
Michael A. Zupon, Ph.D.(12)............             74,228                    1.0%
All Directors and executive officers...            971,614                   13.1%
  as a group (10 persons)(13)

---------------

* Represents less than 1% of the outstanding shares.

 (1) Information with respect to beneficial ownership is based on a Schedule 13G as filed with the Securities and Exchange Commission on January 20, 1998.

 (2) Includes 481,292 shares of Common Stock owned by Morgenthaler Venture Partners II ("MVPII") and 160,526 shares of Common Stock owned by Morgenthaler Venture Partners III ("MVPIII"). Voting and investment power with respect to the shares of Common Stock owned by MVPII and MVPIII is shared by the general partners of the respective management partnerships of MVPII and MVPIII.

 (3) Includes 228,766 shares of Common Stock owned by Brantley Venture Partners, L.P. and 296,842 shares of Common Stock owned by Brantley Venture Partners II, L.P. Robert P. Pinkas, a Director of the Company, is a general partner of Pinkas Family Partners, L.P., the general partner of each of Brantley Venture Management, L.P. and Brantley Venture Management II, the general partners, respectively, of Brantley Venture Partners, L.P. and Brantley Venture Partners II, L.P. Includes 8,987 shares of Common Stock purchasable upon the exercise of stock options issued to Mr. Pinkas.

 (4) Includes 198,000 shares of Common Stock purchasable upon the exercise of stock options.

 (5) Excludes 139,000 shares of Common Stock owned by Case Western Reserve University as of March 31, 1998 of which Mr. Ford is a member of the Board of Trustees and as to which he may be deemed to share voting and investment power. Mr. Ford disclaims any beneficial interest in such shares.

 (6) Includes 6,987 shares of Common Stock purchasable upon the exercise of stock options.

 (7) Includes 1,320 shares of Common Stock purchasable upon the exercise of stock options.

 (8) Includes 11,187 shares of Common Stock purchasable upon the exercise of stock options.

 (9) Includes 11,187 shares of Common Stock purchasable upon the exercise of stock options.

(10) Includes 43,750 shares of Common Stock purchasable upon the exercise of stock options.

(11) Includes 16,250 shares of Common Stock purchasable upon the exercise of stock options.

(12) Includes 58,250 shares of Common Stock purchasable upon the exercise of stock options.

(13) Includes 355,917 shares of Common Stock purchasable upon the exercise of stock options.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information relating to the annual and long-term compensation for the year ended December 31, 1997 for the Chief Executive Officer and the other named executive officers of the Company who received compensation in excess of $100,000 in that year (the "Named Executive Officers").

                                                                         LONG TERM
                                                                    COMPENSATION AWARDS
                                                  ANNUAL         -------------------------
                                               COMPENSATION      RESTRICTED    SECURITIES
                                            ------------------     STOCK       UNDERLYING
             NAME AND                        SALARY     BONUS     AWARD(S)    OPTIONS/SARS      ALL OTHER
        PRINCIPAL POSITION           YEAR     ($)        ($)        ($)           (#)        COMPENSATION(1)
        ------------------           ----   --------   -------   ----------   ------------   ---------------
Thomas O. Oesterling, Ph.D.          1997   $240,000   $     0    $     0        10,800          $ 1,425
  Chief Executive Officer and        1996    240,000    46,800     15,600        58,000            1,260
  President                          1995    210,000    63,000     21,000       115,000            1,260
Rodney E. Dausch(2)                  1997   $150,000   $     0    $     0         4,500          $   720
  Vice President, Chief              1996    150,000    23,625      7,875        15,000            1,564(3)
  Financial Officer and Secretary    1995    120,652    27,185      9,062        80,000           51,623(4)
Jon D. Schoeler(5)                   1997   $140,000   $     0    $     0         4,500          $48,482(6)
  Vice President, Worldwide          1996     64,927    17,173      5,724        65,000            6,663(7)
    Sales and Marketing              1995         --        --         --            --               --
Michael A. Zupon, Ph.D.              1997   $150,000   $     0    $     0         4,500          $   255
    Vice President, Product          1996    150,000    23,625      7,875        15,000              204
    Development and Operations       1995    125,000    28,125      9,375        61,000              153

---------------

(1) Includes premiums on life insurance policies paid by the Company on behalf of each of the Named Executive Officers.

(2) Rodney E. Dausch became Vice President and Chief Financial Officer of the Company effective March 1995.

(3) Includes relocation living expenses of $988 paid by the Company on behalf of Mr. Dausch in 1996.

(4) Includes relocation living expenses of $35,623 paid by the Company on behalf of Mr. Dausch in 1995 and a bonus of $15,000.

(5) Jon D. Schoeler became Vice President, Worldwide Sales and Marketing of the Company in July 1996.

(6) Includes relocation living expenses of $48,088 paid by the Company on behalf of Mr. Schoeler in 1997.

(7) Includes relocation living expenses of $6,519 paid by the Company on behalf of Mr. Schoeler in 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grants of options made during 1997 to the Named Executive Officers.

                                      INDIVIDUAL GRANTS                                   POTENTIAL REALIZABLE
                                 ---------------------------                                VALUE AT ASSUMED
                                  NUMBER OF       PERCENT                                    ANNUAL RATES OF
                                  SECURITIES      OF TOTAL                                     STOCK PRICE
                                  UNDERLYING    OPTIONS/SARS                                APPRECIATION FOR
                                 OPTION/SARS     GRANTED TO    EXERCISE OF                   OPTION TERM(2)
                                   GRANTED      EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------
             NAME                   (#)(1)      FISCAL YEAR      ($/SH)         DATE        5%($)      10%($)
             ----                ------------   ------------   -----------   ----------   ---------   ---------
Thomas O. Oesterling, Ph.D.....     10,800          4.8%         $10.125      12/30/07     $30,211     $66,759
Rodney E. Dausch...............      4,500          2.0%         $10.125      12/30/07     $12,588     $27,816
Jon D. Schoeler................      4,500          2.0%         $10.125      12/30/07     $12,588     $27,816
Michael A. Zupon, Ph.D.........      4,500          2.0%         $10.125      12/30/07     $12,588     $27,816

---------------

(1) Represents options granted pursuant to the Company's Amended and Restated 1989 Stock Option Plan with an exercise price equal to the fair market value as determined by the Board of Directors on the date of grant. Options become exercisable with respect to one-fourth of the shares covered thereby on each anniversary of the date of grant, commencing on the first anniversary of such date. Each option has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(2) The potential realizable value is based on the term of the option at the time of grant (ten years). The potential realizable value is calculated by assuming that the deemed fair value of the Company's Common Stock for financial statement presentation purposes on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

     No options were exercised by the Named Executive Officers during 1997. The following table provides information regarding unexercised stock options held by the Named Executive Officers as of December 31, 1997:

                                                                                            VALUE OF
                                                                       NUMBER OF          UNEXERCISED
                                                                      UNEXERCISED         IN-THE-MONEY
                                                                      OPTIONS/SARS        OPTIONS/SARS
                                           SHARES        VALUE          YEAR-END            YEAR-END
                                         ACQUIRED ON    REALIZED    EXERCISABLE(E)/     EXERCISABLE(E)/
                 NAME                     EXERCISE        ($)       UNEXERCISABLE(U)    UNEXERCISABLE(U)
                 ----                    -----------    --------    ----------------    ----------------
Thomas O. Oesterling, Ph.D.............       0            0            198,000(E)         $1,252,162(E)
                                                                        112,800(U)         $  201,437(U)
Rodney E. Dausch.......................       0            0             43,750(E)         $   98,438(E)
                                                                         55,750(U)         $  115,313(U)
Jon D. Schoeler........................       0            0             16,250(E)         $   41,250(E)
                                                                         53,250(U)         $  123,750(U)
Michael A. Zupon, Ph.D.................       0            0             58,250(E)         $  134,000(E)
                                                                         46,250(U)         $   87,874(U)

EMPLOYMENT AGREEMENTS

     The Company is a party to letter agreements with each of Thomas D. Oesterling, Ph.D., Rodney E. Dausch, Jon D. Schoeler and Michael A. Zupon, Ph.D. that provide for severance payments in the event these individuals are terminated without cause. Such agreements provide that these individuals will receive 12 months of pay at their base salary rate if terminated without cause.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following report has been submitted by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors. It is the responsibility of the Committee to exercise the authority of the Board of Directors with respect to (i) evaluation of performance of management, (ii) compensation of executive officers and (iii) administration of the Company's stock option plans.

EXECUTIVE COMPENSATION POLICY

     The Company's overall compensation philosophy is as follows:

          - Attract and retain quality talent, which is critical to both the short-term and long-term success of the Company.

          - Reinforce financial and strategic performance objectives through bonus and incentive stock option compensation that shares the rewards and risks of strategic decision-making.

     To reflect this philosophy in determining executive compensation levels, the Committee conducts annual reviews of all executive officers to evaluate the performance of each individual employee, including each person's decision-making responsibilities and work-related accomplishments, as well as such individual's contribution to the performance of the Company over the previous year.

     In determining the level of executive compensation, including the executive compensation level for 1997, the Committee weighed the performance of the Company during the prior year and the contribution of the executive officers of the Company to such performance. The performance of the Company is determined by the Company's sales performance, progress in its clinical approval process, progress in its clinical trials and research development. The compensation levels of the Company's executive officers are also compared to the levels of executive compensation paid by other corporations in the healthcare industry. In particular, comparisons are made by the Committee with respect to salary levels, bonuses and stock option awards. Such comparisons are made to companies in the healthcare industry with which the members of the Committee are familiar and to the companies which are similar in size and complexity to the operations and research-related functions of the Company. These companies are not chosen based on any published index or the peer group index used in the stock performance graph below. The Company strives to set its aggregate compensation level, as well as the individual components of such compensation, near the median of such comparison companies.

GENERAL COMPENSATION POLICIES

     The Committee's approach to compensation programs is to offer competitive salaries in comparison to competitive market practices. The Committee is responsible for the Company's executive compensation program which consists of three principal components: (i) base salary; (ii) annual cash and stock bonuses; and (iii) long-term equity incentives. The Committee uses market compensation levels as a frame of reference for starting salary, stock option awards and annual salary adjustments. The Committee considers the decision-making responsibilities of each position, and the experience and work performance of each of its existing executive officers. Salary reviews are conducted annually with input from the Chief Executive Officer and the Chief Financial Officer.

ANNUAL BONUS PLANS

     The Company's annual bonus plan is designed to be an attractive and powerful incentive to achieve improved performance results at the Company. Each of the Company's executive officers participates in the Company's management bonus plan. This plan permits the Chief Executive Officer and other participating executives officers to achieve bonus payments of as much as 30% and 20%, respectively, of their base salary if the Company achieves certain performance objectives that are set annually by the Board of Directors. Performance objectives are generally set based on the Company's sales performance, progress in its product approval process, progress in its clinical trials and research developments, and are specifically set based on the objectives that are established which corresponds to the position held by the executive officer. The Board believes that by making a portion of annual compensation contingent on the Company's performance, executive officers are motivated to achieve improvements in operating results.

BENEFIT PLANS

     The Company maintains several benefit plans designed to provide an attractive package to its executive officers. The Company periodically re-evaluates the nature and extent of the benefit plans in light of the plans available to executives at competitors in the healthcare industry.

STOCK OPTIONS

     Historically, the Committee has awarded stock options to each of the Company's executive officers to (i) attract new quality officers to join the Company, (ii) reward executive officers for accomplishing performance objectives and (iii) motivate management with long-term ownership incentives to build the value of the Company both in the short-term and the long-term. The Committee considers market practices for similar positions in the healthcare industry and the amount and terms of prior awards to an individual in granting stock options. There were 24,300 stock options granted to executive officers in 1997.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The annual compensation package for Thomas O. Oesterling, Ph.D., the Company's President and Chief Executive Officer, was established by the Committee after reviewing his accomplishments during the prior year, his experience with the Company, and the salaries of other chief executive officers in comparable companies. The annual base salary of Dr. Oesterling in 1997 remained the same as his 1996 annual base salary, which was a 14% increase from his 1995 annual base salary. In addition, he received options for shares of Common Stock in 1997 at an exercise price of $10.125 per share.

     Stock granted as bonuses was valued at the fair market value of the Company's stock as reflected on the Nasdaq National Market. Dr. Oesterling's bonuses and stock option grants in the years of 1997, 1996 and 1995 were in recognition of meeting the Company's performance objectives and to keep pace with bonuses and options being paid and granted to other chief executive officers in the healthcare industry.

Compensation and Stock Option Committee

Robert P. Pinkas, Chairman
Ronald D. Henriksen
John L. Ufheil

                      COMPARATIVE STOCK PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return since the Common Stock became publicly traded on October 19, 1995 with the Russell 2000 Index and indices of certain companies selected by the Company as comparative to the Company. The graph assumes that the value of the investment in the Company's Common Stock at its initial public offering price of $9.50 per share and each index was $100.00 on October 19, 1995.

               COMPARISON OF COMPANY'S COMMON STOCK, RUSSELL 2000
                        INDEX AND A PEER GROUP INDEX (1)

                                                                          PEER
               MEASUREMENT PERIOD                     GLIATECH           GROUP            RUSSELL
             (FISCAL YEAR COVERED)                      INC.             INDEX           2000 INDEX
10/19/95                                                    100.00            100.00            100.00
12/31/95                                                     88.16            112.89            106.95
12/31/96                                                     81.58             87.77            124.71
12/31/97                                                    107.89             84.09            152.57

(1) The companies selected to form the Company's line-of-business peer group index are: Alkermes Inc., Biomatrix Inc., Cambridge Neuroscience, Cephalon Inc., Cocensys Inc., Genzyme Corp., Neurogen C.P. and Regeneron Pharm Inc. The total return of each member of the Company's peer group has been weighted according to each member's stock market capitalization.

                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors recommends a vote for approval of the appointment of Ernst & Young LLP, as the independent auditors of the Company and its subsidiaries, to audit the books and accounts for the Company and its subsidiaries for the fiscal year ending December 31, 1998. During fiscal 1997, Ernst & Young LLP examined the financial statements of the Company and its subsidiaries, including those included in its Annual Report to Stockholders. It is expected that representatives of Ernst & Young LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

        SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION

     Proposals of stockholders intended to be eligible for inclusion in the Company's proxy statement and proxy card relating to the 1999 annual meeting of stockholders of the Company must be received by the Company on or before December 14, 1998. Such proposals should be submitted by certified mail, return receipt requested.

     The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to: Rodney E. Dausch, Secretary, Gliatech Inc., 23420 Commerce Park Road, Cleveland, Ohio 44122.

                                 OTHER MATTERS

     The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the Directors, officers and employees of the Company by personal interview, telephone or telegram. Such Directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

     The Directors know of no other matters which are likely to be brought before the Annual Meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                                      By Order of the Board of Directors

                                      /S/ Rodney E. Dausch
                                      Rodney E. Dausch
                                      Secretary

April 13, 1998

     It is important that the proxies be returned promptly. Even if you expect to attend the Annual Meeting, please promptly complete, sign, date and mail the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

P
R
O
X
Y

                                 GLIATECH INC.
                    Proxy Solicited on Behalf of the Board of
                     Directors of the Company for the Annual
                      Stockholders Meeting on May 20, 1998.

The undersigned hereby constitutes and appoints Ronald D. Henriksen and John L. Ufheil, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of Gliatech Inc. to be held at the Embassy Suites Hotel 3775 Park East Drive, Beachwood, Ohio on Wednesday, May 20, 1998, at 11:00 a.m., and at any adjournments or postponements thereof, as follows and in accordance with their judgment upon any other matters coming before said meeting.

Election of Directors, Nominees:                      (change of address)

Thomas O. Oesterling, Ph.D. and        ----------------------------------------
Robert P. Pinkas
                                       ----------------------------------------

                                       ----------------------------------------

                                       ----------------------------------------
                                       (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, and shares represented by this proxy when properly executed will be voted as directed or, if directions are not indicated, will be voted in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

                                                       ---------------------
                                                            SEE REVERSE
                                                                SIDE
                                                       ---------------------

/X/   Please mark your
      votes as in this
      example.

                           FOR      WITHHELD                                            FOR      AGAINST    ABSTAIN
1.       Election of       [  ]       [  ]                  2.     Approval of Ernst    [  ]       [  ]       [  ]
         Directors                                                 & Young LLP as
         (see reverse)                                             Independent Auditors.


For, except vote withheld from the following nominee(s):

----------------------------------------------------------

                                            Change   [   ]
                                            of
                                            Address

                                            Attend   [   ]
                                            Meeting

SIGNATURE(S)                                               DATE
            -----------------------------------------------    ---------------------------


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                                            2